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                                                                    EXHIBIT 23.1



              Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
   Dallas, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 1997, relating to the consolidated financial statements of American Realty Trust, Inc. for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                /s/ BDO Seidman, LLP

                                BDO Seidman, LLP




Dallas, Texas
December 31, 1997